                                                            Exhibit - (d)(13)(i)


                               AMENDED SCHEDULE A

                                     TO THE

               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS



                                        MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                      (AS A PERCENTAGE OF AVERAGE NET ASSETS)
-------------
                                    Class A  Class B  Class C  Class I  Class Q
                                    -------  -------  -------  -------  -------
ING Convertible Fund                1.60%    2.25%    2.25%     N/A     1.50%
Initial Term Expires
October 1, 2006

ING Fundamental Research Fund       1.25%    2.00%    2.00%    1.00%     N/A
Initial Term Expires
October 1, 2007

ING LargeCap Growth Fund            1.45%    2.10%    2.10%    1.10%    1.35%
Initial Term Expires
October 1, 2006

ING LargeCap Value Fund             1.45%    2.20%    2.20%    1.20%     N/A
Initial Term Expires
October 1, 2006

ING MidCap Opportunities Fund       1.75%    2.45%    2.45%    1.45%    1.60%
Initial Term Expires
October 1, 2006

ING MidCap Value Choice Fund        1.50%    2.25%    2.25%    1.25%     N/A
Initial Term Expires
October 1, 2006

ING MidCap Value Fund               1.75%    2.50%    2.50%    1.50%    1.75%
Initial Term Expires
October 1, 2006

ING Opportunistic LargeCap Fund     1.25%    2.00%    2.00%    1.00%     N/A
Initial Term Expires
October 1, 2007

ING SmallCap Value Choice Fund      1.50%    2.25%    2.25%    1.25%     N/A
Initial Term Expires
October 1, 2006

ING SmallCap Value Fund             1.75%    2.50%    2.50%    1.50%    1.75%
Initial Term Expires
October 1, 2006












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

Effective Date: December 28, 2005


* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.































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